Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by Registrant	☑

Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

FORWARD INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Forward Industries, Inc.

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

_________________________

To The Shareholders of Forward Industries, Inc.:

We are pleased to invite you to attend the 2022 Annual Meeting of the Shareholders of Forward Industries, Inc., (the “Annual Meeting”) to be held on February 16, 2022, at 10:00 a.m. New York time. To support the health and well-being of our employees and shareholders, this year’s meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/FWD2022. At the meeting, our shareholders will be asked:

1.       To elect four members to our Board of Directors.

2.       To ratify the appointment of our independent registered public accounting firm for fiscal year 2022.

3.       For the transaction of such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record as of the close of business on December 21, 2021 are entitled to vote at the annual meeting and any postponement or adjournment thereof. Please see pages 1-2 for additional information regarding accessing the Annual Meeting and how to vote your shares. You do not need to attend the virtual meeting in order to vote your shares.

Your vote is important. Please vote your proxy promptly to ensure your shares are properly represented, even if you plan to join the annual meeting. You can vote by Internet, by telephone, or by using the enclosed proxy card.

We appreciate your continued confidence in our Company and look forward to your joining us virtually on February 16, 2022.

By the Order of the Board of Directors

/s/ Terence Wise

Terence Wise

Chief Executive Officer

Dated: December 29, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on February 16, 2022: This Proxy Statement and Form 10-K are available at: https://www.proxyvote.com

REVIEW THE PROXY STATEMENT AND VOTE IN FOUR WAYS:

VIA THE INTERNET IN ADVANCE Visit www.proxyvote.com.	BY MAIL Sign, date, and return the enclosed proxy card or voting instruction form.
BY TELEPHONE Call the telephone number on your proxy card or voting instruction form.	AT THE MEETING Attend the annual meeting virtually. See page 1 for additional details on how to attend.

Forward Industries, Inc.

700 Veterans Memorial Highway, Suite 100

Hauppauge, New York 11788

(631) 547-3041

2022 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

These proxy materials are being sent to the holders of shares of the voting stock of Forward Industries, Inc., which we refer to as “Forward” or the “Company,” in connection with the solicitation of proxies by our Board of Directors, which we refer to as the “Board,” for use at the 2022 Annual Meeting of Shareholders to be held on February 16, 2022, at 10:00 a.m. New York time. The Annual Meeting will be a completely virtual meeting of shareholders conducted via live audio webcast to enable our shareholders to participate from any location around the world that is convenient to them. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FWD2022. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about December 30, 2021. A copy of our Form 10-K for the year ended September 30, 2021 is being mailed concurrently with this Proxy Statement.

Can I attend the Annual Meeting in person?

To support the health and well-being of our employees and our shareholders, this year’s Annual Meeting will be held exclusively online, with no option to attend in person. If you plan to attend the virtual meeting, you will need to visit www.virtualshareholdermeeting.com/FWD2022 and use your 16-digit control number provided on the proxy card to log into the meeting. We encourage shareholders to log into the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting’s 10:00 a.m. start time.

Who is Entitled to Vote?

Our Board has fixed the close of business on December 21, 2021 as the record date for a determination of shareholders entitled to notice of, and to vote at, this Annual Meeting or any adjournment thereof. On the record date, there were 10,061,185 shares of common stock outstanding. Each share of Forward common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. As of the record date, Forward has no outstanding preferred stock.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by Forward.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct that organization on how to vote your shares.

Who May Attend the Virtual Meeting?

Record holders and beneficial owners may attend the Annual Meeting. If you are the beneficial owner of shares held in street name, you should refer to the voting instructions provided by your brokerage firm, bank, or other holder of record. Beneficial owners may also attend and vote online during the annual meeting. We encourage you to vote your proxy by Internet, by phone or by mail prior to the meeting, even if you plan to attend the virtual Annual Meeting.

1

How Do I Vote?

Record Holder

1.       Vote by Internet. The website address for Internet voting is on your proxy card.

2.       Vote by phone. Call 1 (800) 690-6903 and follow the instructions.

3.       Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).

4.       Vote during the meeting. Visit www.virtualshareholdermeeting.com/FWD2022 and follow the instructions provided on the website.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.       Vote by Internet. The website address for Internet voting is on your voting instruction form.

2.         Vote by phone. Call 1 (800) 690-6903 and follow the instructions.

3.       Vote by mail. Mark, date, sign and promptly mail the enclosed voting instruction form (a postage-paid envelope is provided for mailing in the United States).

4.       Vote during the meeting. Visit www.virtualshareholdermeeting.com/FWD2022 and follow the instructions provided on the website.

What Constitutes a Quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are present in person or represented by proxy. Shares owned by Forward are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes (because there are routine matters presented at the Annual Meeting) and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if Forward is unable to obtain a Quorum?

If a quorum is not present to transact business at the Annual Meeting or if we do not receive sufficient votes in favor of the proposals by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit solicitation of proxies.

What happens if I do not give specific voting instructions?

Record Holder. If you are a shareholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, or you sign, date and return a proxy card without giving specific voting instructions, then your shares will be voted in accordance with the Board’s recommendations.

Beneficial Owners. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote at its discretion on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote your shares on that proposal. This is generally referred to as a “broker non-vote.” In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting.

2

Important Rule Affecting Beneficial Owners Holding Shares In Street Name

Brokers may no longer use discretionary authority to vote shares on the election of directors. Please submit your voting instruction form so your vote is counted.

Which Proposals are Considered “Routine” or “Non-Routine”?

Proposal 2 is considered routine, and Proposal 1 is considered non-routine. A broker or other nominee cannot vote without instructions on non-routine matters, and, therefore, there may be broker non-votes on Proposal 1.

How are abstentions treated?

Abstentions have the same effect as a vote “Against” for Proposal 2. Abstentions have no effect on Proposal 1.

How Many Votes are Needed for Each Proposal to Pass and what is the effect of a Broker Non-Vote and Abstention?

Proposals	Vote Required	Broker Discretionary Votes Allowed	Effect of Abstentions (1)

Election of Directors	Plurality, which means that the four nominees receiving the highest number of affirmative votes will be elected.	No. However, broker non-votes have no effect on this proposal.	No effect
Ratification of Independent Registered Public Accounting Firm	Majority of the shares present in person or represented by proxy at the meeting and entitled to vote	Yes.	Same as a vote “Against”

(1) “Withhold” for Proposal 1. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees.

What Are the Voting Procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your voting instruction form.

Is My Proxy Revocable?

Record Holder. You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of Forward, by delivering a proxy card dated after the date of the proxy or by voting during the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary.

Beneficial Owners. If you are the beneficial owner of shares held in street name, you must follow the instructions provided by your broker, bank, or other holder of record for changing or revoking your proxy. Beneficial owners, other than plan participants as outlined below, may also attend and vote online during the annual meeting, which will replace any previous votes.

3

Who is Paying for the Expenses Involved in Preparing and Mailing this Proxy Statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by Forward. In addition to the solicitation by mail, proxies may be solicited by our officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held by such persons of record, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing. We may hire an independent proxy solicitation firm.

What Happens if Additional Matters are Presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders, Messrs. Terence Wise and Anthony Camarda, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold Forward stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary at: Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788 (631) 547-3041.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

Do I Have Dissenters’ (Appraisal) Rights?

Appraisal rights are not available to Forward shareholders with any of the proposals brought before the Annual Meeting.

Can a Shareholder Present a Proposal To Be Considered At the Next Annual Meeting?

If you wish to submit a proposal to be considered at the 2023 Annual Meeting (“2023 Meeting”), the following is required:

•	For a shareholder proposal to be considered for inclusion in Forward’s Proxy Statement and proxy card for the 2023 Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the “Exchange Act,” our Corporate Secretary must receive the written proposal no later than September 1, 2022, which is 120 calendar days prior to the anniversary date Forward’s Proxy Statement was mailed to shareholders in connection with this Annual Meeting. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored materials.

4

•	Our Bylaws include advance notice provisions that require shareholders desiring to recommend or nominate individuals to the Board or who wish to present a proposal at the 2023 Meeting must do so in accordance with the terms of the advance notice provisions. For a shareholder proposal or a nomination that is not intended to be included in Forward’s Proxy Statement and proxy card under Rule 14a-8, our Corporate Secretary must receive the written proposal no later than 120 calendar days nor more than 150 calendar days prior to the first anniversary of this year’s Annual Meeting; Provided, however, that in the event that the 2023 Meeting is changed more than 30 days before or after such anniversary date, the proposal must be received no earlier than the close of business on the 120th day prior to the 2023 Meeting and not later than the 90th date prior to the 2022 Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-8 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate. Your notice must contain the specific information set forth in our Bylaws.

•	Additionally, you must be a record holder at the time you deliver your notice to the Corporate Secretary and are entitled to vote at the 2023 Meeting and meet the ownership requirements contained in Section 208 of our Bylaws.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary.

We reserve the right to amend our Bylaws and any change will apply to the 2023 Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to our board of nominees set forth herein, none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

YOUR VOTE IS IMPORTANT

Please vote your proxy promptly so your shares can be represented, even if you plan to attend the virtual Annual Meeting. You can vote by Internet, by telephone, or by using the enclosed proxy card.

Our proxy tabulator, Broadridge Financial Solutions, must receive any proxy that will not be voted at the Annual Meeting by 11:59 p.m. New York time on February 15, 2022.

The Board unanimously recommends that shareholders vote “For” the election to the Board of each of the nominees in Proposal 1, and “For” Proposal 2.

PROPOSAL 1. ELECTION OF DIRECTORS

Forward’s shareholders elect the Board members annually, and three of our current directors were elected by our shareholders to serve for a term expiring at this Annual Meeting. Dr. Sharon Hrynkow was nominated by our Board on December 21, 2021. Howard Morgan is not seeking re-election to the Board effective as of this Annual Meeting. We thank Mr. Morgan for his contributions and many years of service to Forward.

The Board proposes and recommends the election of the following nominees as directors:

Sharon Hrynkow

Sangita Shah

Terence Wise

James Ziglar

5

All of the nominees listed above have agreed to serve if elected. The four persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card. Furthermore, we may appoint an additional person to our Board before the Annual Meeting. The principal occupation and certain other information about the nominees and our executive officers are set forth on the following pages.

The Board recommends a vote “For” the election of the nominated slate of directors.

DIRECTORS AND EXECUTIVE OFFICERS

The following table represents our Board as of the record date (all, except Mr. Howard Morgan, are Board nominees).

Name	Age	Appointed
Sangita Shah	55	February 2015
Terence Wise	74	February 2012
Howard Morgan	61	February 2012
James Ziglar	76	October 2018

Director Nominee Biographies

Sharon Hrynkow. Dr. Sharon Hrynkow is Chief Scientific Officer and Senior VP for Medical Affairs at Cyclo Therapeutics (Nasdaq: CYTH) where she has led drug development programs since 2015. She is also the Founder and Managing Partner of Global Health Consulting, LLC and Board Member of CTIS, Inc., a privately held health informatics company. Dr. Hrynkow served in a range of senior executive positions in global health and global science at the National Institutes of Health and Department of State, leaving federal service after 20 years. She was the inaugural president of the Global Virus Network, a non-profit group working to combat the spread of viral disease, between 2012 and 2015. Dr. Hrynkow is an elected member of the Council on Foreign Relations and an elected Fellow of the American Association for the Advancement of Science. She advises a range of non-profit organizations on science and health matters, and she served as a presidential appointee on the President’s Council of Advisors on Science and Technology. Dr. Hrynkow was selected as a director for her organizational leadership and management experience as well as her global scientific networking experience. Dr. Hrynkow is 61 years old.

Sangita Shah. Ms. Shah currently serves as director and owner of Odyssean Enterprises Limited, a private advisory and investment company, in addition to serving as non-executive chairman of Bilby PLC and non-executive chairman of RA International PLC. Ms. Shah is also a board advisor to Global Reach Technology, a Fast Track WiFi company. Ms. Shah previously worked in seed/mezzanine financing and strategic investments within the environmental and technology sectors following a number of senior roles held at KPMG and Ernst & Young. Ms. Shah was selected as a director for her board and accounting experience, and she also serves as our Lead Director.

Terence Wise. Mr. Wise serves as principal and Chairman of The Justwise Group Limited (“Justwise”) which he founded in 1977. Mr. Wise also serves as a principal and owner of Forward Industries Asia-Pacific Corporation (“Forward China”), a buying and supplier agent in the Asia-Pacific region and has significant shareholdings in two furniture manufacturing plants in China. See the section titled “Related Person Transactions” below. Mr. Wise was selected as a director for his extensive experience in the Asian markets.

James Ziglar. Mr. Ziglar has over 50 years of experience in law, finance, management, and public policy. Since 2009, Mr. Ziglar has served as Senior Counsel to the law firm of Van Ness Feldman LLP, advising clients on a broad range of business and public policy issues. From 2005 until 2008, Mr. Ziglar was the President and Chief Executive Officer of Cross Match Technologies, Inc., a leading provider of biometric technologies. Mr. Ziglar has 18 years of experience in investment banking and before joining Cross Match Technologies in 2005, Mr. Ziglar was a Managing Director and Chief Business Strategist at UBS Financial Services, Inc. in New York. Mr. Ziglar serves on the Board of Integrated Biometrics, Inc., and has had extensive experience in the U.S. government, having served as a Law Clerk to Supreme Court Justice Harry Blackmun, as Assistant Secretary of the Interior, as Commissioner of the Immigration and Naturalization Service, and as Sergeant at Arms of the U.S. Senate. Mr. Ziglar was chosen as a director for his experience and expertise in management, business, legal, and policy and regulatory related issues.

6

Executive Officers

Name	Age	Position	Appointed
Terence Wise	74	Chief Executive Officer	July 2015
Anthony Camarda	59	Chief Financial Officer	June 2020

See above for Mr. Terence Wise’s biography.

Anthony Camarda. Mr. Camarda has served as Chief Financial Officer of Forward Since June 2020. Prior to his appointment, Mr. Camarda served as Executive Accounting Support at Drive DeVilbiss Healthcare, a home healthcare company, where he provided accounting and business strategy services. From October 2013 until August 2019, Mr. Camarda served in various leadership positions at The Nature’s Bounty Co., a manufacturer and seller of health and wellness products, including Vice President of Financial Planning and Analysis, where he assisted with supply chain operations strategy. Mr. Camarda is a Certified Public Accountant (New York).

Executive Officers of Subsidiaries

Name	Age	Position	Appointed
Paul Severino	61	Chief Operating Officer of IPS	2008
Tom KraMer	55	Chief Executive Officer of Kablooe, Inc.	2020

Paul Severino. Mr. Severino has served as the Chief Operating Officer of Intelligent Product Solutions, Inc. (“IPS”) since co-founding it in 2008.

Tom KraMer. Mr. KraMer has served as the Chief Executive Officer of Kablooe, Inc. since the Company’s acquisition of the assets of Kablooe Design, Inc. in 2020. Prior to that, Mr. KraMer served as the Chief Executive Officer of Kablooe Design, Inc. since its formation in 1993.

There are no family relationships between any of the executive officers and directors. Our Bylaws require that each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his or her successor is elected. See the section titled “Related Person Transactions”.

Corporate Governance

Board Responsibilities

The Board oversees, counsels, and directs management in the long-term interest of Forward and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Forward. The Board is not, however, involved in the operating details on a day-to-day basis.

Board Committees and Charters

The Board delegates various responsibilities and authority to different Board committees (“Board Committees”). The Board and the Board’s committees (“Committees”) meet throughout the year and act by written consent from time-to-time as appropriate. Committees regularly report on their activities and actions to the Board.

The Board currently has and appoints the members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each of these Committees has a written charter which may be accessed through Forward’s website at: https://www.forwardindustries.com/investors/governance/.

7

The following table identifies the independent and non-independent Board and Committee members:

Name	Independent	Audit	Compensation	Nominating and Governance

Sharon Hrynkow (1)	×
Sangita Shah	×	Chair	×	×
Terence Wise
James Ziglar	×	×	Chair	×
Number of Meetings Held		4	4	1

(1)    Ms. Hrynkow has agreed to serve as a member of the Audit Committees.

There were five Board meetings held in fiscal 2021. All of the directors attended over 75% of the applicable Board and Committee meetings held in fiscal 2021. The Company does not have a policy regarding Board members attending annual meetings.

Director Independence

Our Board has determined that Sharon Hrynkow, Sangita Shah, and James Ziglar are independent in accordance with standards under the Nasdaq Listing Rules. Our Board determined that as a result of being employed as an executive officer, Mr. Wise was not independent under the Nasdaq Listing Rules.

Our Board has also determined that Sharon Hrynkow, Sangita Shah and James Ziglar are independent under the Nasdaq Listing Rules independence standards for Audit Committee members and Compensation Committee members.

Committees of the Board of Directors

Audit Committee

The Audit Committee reviews our financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Financial Expert

Our Board has determined that Ms. Shah is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the Securities and Exchange Commission (the “SEC”) and in compliance with the Sarbanes-Oxley Act of 2002.

Compensation Committee

The function of the Compensation Committee is to make recommendations to the Board concerning Board and committee compensation. The Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs, as well as the approval of all employment, severance and change of control agreements and plans applicable to our executive officers. The Compensation Committee is also responsible for determining the compensation of and compensation structure for all of the Company’s executive officers. The Compensation Committee reviews and approves equity-based compensation grants to our officers, directors, employees and consultants.

8

Nominating and Governance Committee

The responsibilities of the Nominating and Governance Committee include the identification of individuals qualified to become Board members, establishing the procedures for the nomination process and the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, oversight of possible conflicts of interests involving the Board and its members, developing policies and procedures for related party transactions, developing corporate governance principles, and the oversight of the evaluations of the Board and management specifically with respect to Corporate Governance. The Nominating and Governance Committee has not established a policy with regard to the consideration of any candidates recommended by shareholders. If we receive any shareholder recommended nominations, the Nominating and Governance Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our board members, as well as a particular nominee’s contribution to that mix. Although there are many other factors, the Board seeks individuals with experience in the sourcing industry and Asian markets, sales and marketing, legal and accounting skills and board experience.

Nasdaq’s Board Diversity Rule requires companies listed on Nasdaq to (i) publicly disclose board-level diversity statistics using a standardized template; and (ii) have, or explain why they do not have, at least two diverse directors. Under the new rule the required disclosure must generally be provided by Nasdaq-listed companies by August 8, 2022. The rule also provides additional flexibility for smaller reporting companies, which can meet the diversity objective by including two female directors, and for all companies with five or fewer directors, which can meet the diversity objective by including one diverse director.

Upon Dr. Hrynkow being appointed to the Board, the Company will meet the Nasdaq diversity rule because both Ms. Shah and Dr. Hrynkow are females.

Board Leadership Structure

Our Board has determined that its current structure, with combined Chairman and Chief Executive Officer roles and an independent Lead Director (Sangita Shah), is in the best interests of Forward and its shareholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others:

•	The Chief Executive Officer is intimately involved in the day-to-day operations of Forward and is best positioned to elevate the most critical business issues for consideration by the Board.

•	The Board believes that having the Chief Executive Officer serve in both capacities allows him to more effectively execute Forward’s strategic initiatives and business plans and confront its challenges. A combined Chairman and Chief Executive Officer structure provides us with decisive and effective leadership with clearer accountability to our shareholders. The combined role is both counterbalanced and enhanced by the effective oversight and independence of our Board and the independent leadership provided by our Lead Director. The Board believes that the appointment of a strong independent Lead Director and the use of regular executive sessions of the non-management directors, along with the Boards strong committee system, allow it to maintain effective oversight of management.

Role of Board in Risk Oversight

Our risk management function is overseen by our Board. Our management keeps the Board apprised of material risks and provides directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Terence Wise, as our Chief Executive Officer and Chairman of the Board, and Anthony Camarda, our Chief Financial Officer, work closely together with the Board and our Lead Director, on how to best address identified risks. If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. Presently, the primary risks affecting us are: (i) our ability to grow our business, (ii) increasing our customer base, (iii) diversifying our sales outside of the medical industry and (iv) obtaining the benefits that we anticipate from our acquisitions of IPS and Kablooe Design, Inc.

9

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to our Board. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure, and compliance with laws, rules and regulations, including insider trading, corporate opportunities and whistle-blowing or the prompt reporting of illegal or unethical behavior. A copy of our Code of Ethics may be accessed at https://forwardindustries.com/investors/governance.

Communication with our Board of Directors

Although we do not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788, Attention: Corporate Secretary, or by facsimile (631) 676-7748. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

Related Person Transactions

The Company has a Buying Agency and Supply Agreement (the “Supply Agreement”) with Forward China. Terence Wise, the Company’s Chairman, Chief Executive Officer and largest shareholder, is the owner of Forward China. In addition, Jenny P. Yu, a Managing Director of Forward China, owns more than 5% of the Company’s common stock. The Supply Agreement provides that Forward China will act as the Company’s exclusive buying agent and supplier of products in the Asia Pacific region. The Company purchases products at Forward China’s cost and pays Forward China a monthly fee for services it provides under the Supply Agreement. The monthly service fee is calculated at $100,000 plus 4% of “Adjusted Gross Profit.”, which is defined as the selling price less the cost from Forward China. The Company recorded service fees to Forward China of approximately $1,404,000 and $1,363,000 during fiscal 2021 and 2020, respectively. The supply agreement expires October 22, 2023.

The sister of Paul Severino, the Chief Operating Officer of IPS, is employed by IPS as its Chief Marketing Officer and receives an annual salary of $132,000 per year.

To fund the acquisition of IPS, the Company issued a $1.6 million promissory note to Forward China in consideration for a one-year loan. The note was originally due January 18, 2019 but has been subsequently extended several times and is now due on December 31, 2022.   The note bears an interest rate of 8% and pays monthly interest.   The Company made approximately $128,000 in interest payments associated with the note in fiscal 2021 and fiscal 2020.

During fiscal 2020, the Company’s design division provided services to Duality Advisers. At that time, the Chief Operating and Financial Officer and an equity owner of Duality Advisers was Jeff Ziglar, the son of James Ziglar, a director. Duality Advisers paid the Company approximately $44,000 for design services in fiscal 2020.

Compensation of Directors Table 2021

In fiscal 2021, non-employee directors were compensated for as follows:

Name (a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)(1)	Option Awards ($)(d)(1)	Non-Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)(j)

Howard Morgan	52,500	–	–	–	–	–	52,500

Sangita Shah	52,500	–	–	–	–	–	52,500

James Ziglar	52,500	–	–	–	–	–	52,500

_______________________

10

Executive Compensation

The following information is related to the compensation paid, distributed or accrued by us for fiscal 2021 and 2020 to all Chief Executive Officers (principal executive officers) serving during the last fiscal year and the two other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000. We refer to these individuals as our “Named Executive Officers.”

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(c)(1)	Bonus ($)(d)(2)	Stock Awards ($)(e)	Option Awards ($)(f)(3)	All Other Compensation ($)(i)(4)	Total ($)(j)

Terence Wise	2021	225,000	0	0	0	9,000	234,000
Chief Executive Officer	2020	300,000	0	0	100,000	0	400,000

Anthony Camarda (5)	2021	213,750	0	0	0	19,660	233,410
Chief Financial Officer

Mitch Maiman	2021	248,350	26,250	0	0	26,777	301,377
Executive Officer of IPS	2020	256,000	0	0	0	26,220	282,220

Paul Severino	2021	248,350	26,250	0	0	26,816	301,416
Executive Officer of IPS	2020	256,000	0	0	0	26,220	282,220

_________________________

(1)	See the disclosure below regarding reduced and foregone base salaries during the third quarter of fiscal 2021.
(2)	Represents cash bonuses.
(3)	Represents stock options issued to Mr. Wise in fiscal 2020. Amounts reported represent the aggregate grant date fair value of awards granted without regards to forfeitures, computed in accordance with ASC 718. This amount does not reflect the actual economic value realized by Mr. Wise.
(4)

All other compensation for:

(a) Mr. Camarda represents (i) the Company's contribution to his 401(k) plan of $13,211, (ii) certain life insurance benefits and (iii) other non-material benefits.

(b) each of Messrs. Maiman and Severino represents (i) $18,000 of reimbursements for auto and phone allowances, (ii) the Company's contribution to each of their 401(k) plans of $8,320, and (iii) other non-material benefits.

(5)	Mr. Camarda was appointed Chief Financial Officer in June 2020.

In 2021, in order to reduce costs, each of the Named Executive Officers agreed to either forgo their salaries or a reduced salary for a three-month period beginning April 1, 2021, as described below:

•	Terence Wise - $78,000 of base salary was forgone.
•	Anthony Camarda – Reduced base salary to $180,000 for three months (total reduction $11,250).
•	Mitch Maiman - Reduced base salary to $230,400 for three months (total reduction $6,400).
•	Paul Severino - Reduced base salary to $230,400 for three months (total reduction $6,400).

11

Named Executive Officer Employment Compensation Arrangements/Agreements

Terence Wise. Effective May 16, 2018, the Company and Terence Wise entered into a three-year Employment Agreement. Pursuant to his Employment Agreement, Mr. Wise received an annual base salary of $300,000. This Employment Agreement has expired. Mr. Wise is currently employed under an oral agreement. In November 2021, Mr. Wise’s base salary was increased to $325,000 per year, which will be effective January 1, 2022. Mr. Wise is also paid $1,000 per month to cover various expenses in the performance of his duties as the Chairman and Chief Executive Officer of the Company.

Anthony Camarda. Effective June 26, 2020, the Company and Anthony Camarda, the Company’s Chief Financial Officer, entered into a three-year Employment Agreement. Pursuant to his Employment Agreement, Mr. Camarda is paid an annual base salary of $225,000 and is eligible to earn a bonus based on certain fiscal targets and performance metrics set by the Compensation Committee of the Board in consultation with the Chief Executive Officer. No such targets or performance metrics have been set by the Compensation Committee. In November 2021, Mr. Camarda’s base salary was increased to $255,000 per year, which will be effective January 1, 2022. Mr. Camarda is also paid $1,500 per month to cover various expenses in the performance of his duties as the Chief Financial Officer of the Company.

Paul Severino and Mitch Maiman. In connection with the acquisition of IPS, effective January 18, 2018, the Company entered into three-year employment agreements with Mitch Maiman and Paul Severino. Under the employment Agreements, each of Messrs. Maiman and Severino receive an annual base salary of $256,000 and $1,500 per month for auto and cell phone allowance. In May 2021, the Company entered into one-year employment agreements with Messrs. Severino and Maiman whereby each will be paid an annual base salary of $251,000 and will be eligible to receive cash bonuses and equity compensation based on performance milestones established by the Company’s Compensation Committee. No such performance metrics have been set by the Compensation Committee. In 2021, both Mitch Maiman and Paul Severino received cash bonuses of $26,250. In November 2021, Mr. Maiman notified the Company that he is resigning effective January 1, 2022.

Bonus

Each of the Named Executive Officers is entitled to receive discretionary bonuses at the discretion of the Compensation Committee.

Termination Provisions

Messrs. Camarda and Severino would be entitled to receive six months base salary and other benefits if their respective employment agreement is terminated. Prior to his resignation, which will be effective January 1, 2022, Mr. Maiman was entitled to identical termination rights as Mr. Severino. See below for the description of potential termination payment under a key employee’s employment agreement.

Non-Named Executive Officer Employment Agreement

Tom KraMer. In connection with the acquisition of Kablooe, effective August 17, 2020, the Company entered into a five-year employment agreement with Tom KraMer. Under the employment agreement, Mr. KraMer receives an annual base salary of $250,000 per year and is eligible to receive cash or equity bonuses based on fiscal year performance targets established by the Compensation Committee of the Company’s Board of Directors in its discretion. Under certain circumstances, Mr. KraMer would be entitled to receive six months base salary and other benefits if his employment agreement is terminated. Mr. Kramer is also paid approximately $800 per month to cover various expenses in the performance of his duties for the Company.

Retirement Plans

The Company has a 401(k) plan and provides an employer matching contribution, for all of its employees, including Named Executive Officers. The Company does not offer any nonqualified pension plans, supplemental executive retirement plans, or other plans that provide for the payment of retirement benefits.

Outstanding Awards at Fiscal Year End

Listed below is information with respect to unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of September 30, 2021:

12

Outstanding Equity Awards At Fiscal Year-End 2021

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	($)(e)	(f)	(g)	($)(h)	(i)	(j)

Terence Wise	10,000	–	–	1.23	10/15/22	–	–	–	–
	180,395			1.40	9/14/25

Anthony Camarda	–	–	–	–	–	–	–	–	–

Mitch Maiman	–	–	–	–	–	–	–	–	–

Paul Severino	–	–	–	–	–	–	–	–	–

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management

Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:

•	Our base pay programs consisting of competitive salary rates provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

•	Awards are not tied to formulas that could focus executives on specific short-term outcomes;

•	Equity awards, when issued, may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of wrongdoing by the recipient; and

•	Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our shareholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

13

Equity Compensation Plan Information

The following chart reflects the number of securities granted and the weighted average exercise price for our compensation plans as of September 30, 2021.

Name of Plan	Number of securities to be issued upon exercise of outstanding options, restricted stock units, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights $ (b)	Number of securities remaining available for future issuance under compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2021 Equity Incentive Plan	-	-	1,291,000
2011 Long Term Incentive Plan	928,206	$1.43	-
Equity compensation plans not approved by security holders	–	–	–
Total	928,206	$1.43	1,291,000

__________________

No more securities are being issued under the 2011 Long Term Incentive Plan.

14

PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2022

Our Board has appointed CohnReznick LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2022. CohnReznick LLP has been Forward’s independent registered public accounting firm since 2011. Selection of Forward’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of Forward for ratification. However, Forward is submitting this matter to the shareholders as a matter of good corporate governance. Even if the appointment is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Forward and its shareholders. If the appointment is not ratified, the Board will consider its options.

A representative of CohnReznick LLP is expected to be present at the Annual Meeting.

The Board recommends a vote “For” this Proposal No. 2

The Audit Committee, which currently consists of Sangita Shah, James Ziglar, and Howard Morgan, reviews Forward’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and CohnReznick LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), and the Audit Committee has reviewed and discussed the financial statements with management and CohnReznick LLP. The Audit Committee reviewed with CohnReznick LLP its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board, which we refer to as the "PCAOB."

Audit Committee Report

The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	met privately with the independent registered public accounting firm and discussed matters required by the PCAOB;

•	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from us; and

•	in reliance on the review and discussions referred to above, recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2021 filed with the SEC.

This report is submitted by the Audit Committee:

Howard Morgan

Sangita Shah

James Ziglar

15

The above Audit Committee Report is not deemed to be “soliciting material,” is not “filed” with the SEC and is not to be incorporated by reference in any filings that Forward files with the SEC.

It is not the duty of the Audit Committee to determine that Forward’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct audits. Those are the responsibilities of management and Forward’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representations that such financial statements have been prepared with integrity and objectivity and in conformity with US GAAP; and (2) the report of Forward’s independent registered public accounting firm with respect to such financial statements.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services.

Fees incurred by Forward for the Services Provided by CohnReznick LLP

The following table sets forth the aggregate fees paid for or accrued by Forward for audit and other services provided by CohnReznick LLP for the fiscal years ended 2021 and 2020:

	2021 ($)	2020 ($)
Audit Fees (1)	209,940	205,690
Audit Related Fees	–	–
Tax Fees	–	–
All Other Fees	–	–
Total	209,940	205,690

———————

(1)

Audit fees – these fees relate to the annual audits and quarterly reviews of our financial statements and registration statements as well as services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

16

OWNERSHIP OF OUR STOCK

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our Named Executive Officers, and (iv) all of our executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o Forward Industries, Inc., 700 Veterans Memorial Highway, Suite 100, Hauppauge, New York 11788.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent Beneficially Owned (1)

Directors and Named Executive Officers:
Common Stock	Terence Wise (2)	1,823,936	17.8%
Common Stock	Anthony Camarda (3)	0	0%
Common Stock	Mitch Maiman (4)	49,868	*
Common Stock	Paul Severino (5)	57,918	*
Common Stock	Sharon Hrynkow (6)	25,408	*
Common Stock	Howard Morgan (7)	250,138	2.5%
Common Stock	Sangita Shah (8)	560,319	5.3%
Common Stock	James Ziglar (9)	88,327	*
Common Stock	All directors, nominees and executive officers as a group (8 persons) (10)	2,855,914	26.1%

5% Shareholders:
Common Stock	Terence Wise (2)	1,823,936	17.8%
Common Stock	Jenny Yu (11)	1,113,564	11.1%
Common Stock	Renaissance Technologies LLC (12)	743,639	7.4%
Common Stock	Sangita Shah (8)	560,319	5.3%

———————

* Less than one percent.

(1)	Applicable percentages are based on 10,061,185 shares outstanding as of the record date, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock underlying options and warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, Forward believes that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. The table includes only vested options and warrants or options and warrants that have or will vest and become exercisable within 60 days.

(2)	Wise. Mr. Wise is a director and executive officer. Includes 190,395 vested stock options.

(3)	Camarda. Mr. Camarda is an executive officer.

(4)	Maiman. Mr. Maiman is an executive officer of one of the Company’s wholly-owned subsidiaries.

(5)	Severino. Mr. Severino is an executive officer of one of the Company’s wholly-owned subsidiaries.

(6)	Hrynkow. Dr. Hrynkow is a director nominee. Includes 20,408 vested stock options.
(7)	Morgan. Mr. Morgan is a director. Includes 130,138 vested stock options.

(8)	Shah. Ms. Shah is a director. Includes 455,319 vested stock options and 105,000 shares of common stock owned by an entity of which she shares control with her husband.

(9)	Ziglar. Mr. Ziglar is a director. Includes 78,327 vested stock options.

(10)	All directors and executive officers as a group. Includes shares beneficially owned by executive officers who are not “Named Executive Officers” under SEC rules and regulations. Also includes shares beneficially owned by a director nominee who is not currently a director.

(11)	Yu. Address is 9255 Doheny Rd., Apartment 2905, West Hollywood, California, 90069.

(12)	Renaissance. Based on Schedule 13G/A filed on February 11, 2021. Address is 800 Third Avenue, New York, New York 10022.

17

OTHER MATTERS

The Company has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Annual Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, the Company will cancel your previously submitted proxy.

18

FORWARD INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS – FEBRUARY 16, 2022 AT 10:00 AM

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) 690-6903
INTERNET:	https://www.proxyvote.com
Before the Meeting – Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/FWD2022. You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow instructions.

Control ID:

Proxy ID:

Password:

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ¨ New Address (if applicable):

____________________________

____________________________

____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 202___

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

The shareholder(s) hereby appoints Terence Wise and Anthony Camarda, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of voting stock of FORWARD INDUSTRIES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholder(s) to be held at 10:00 a.m., Eastern Time virtually via live webcast at www.virtualshareholdermeeting.com/FWD2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all of the nominees in Proposal 1 and “FOR” Proposal 2. If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Proposal:

1. To elect members to Forward’s Board of Directors.

Terence Wise	FOR ☐	WITHHOLD ☐	Sangita Shah	FOR ☐	WITHHOLD ☐

Sharon Hrynkow	FOR ☐	WITHHOLD ☐	James Ziglar	FOR ☐	WITHHOLD ☐

2. To ratify and approve the appointment of Forward’s independent registered public accounting firm for fiscal 2022.				FOR ☐ AGAINST ☐ ABSTAIN ☐

Control ID:

Proxy ID:

Password: